EXHIBIT 99.1

Contact:	Brad Tilden	-or-	Caroline Boren

	206/392-5362		206/392-5799

FOR IMMEDIATE RELEASE	April 21, 2005

ALASKA AIR GROUP REPORTS FIRST QUARTER RESULTS

     SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a first quarter net loss of $80.5 million, or $2.39 per diluted share, compared to a net loss of $42.7 million, or $1.59 per diluted share, in the first quarter of 2004.

     First quarter results in 2005 include a charge of $144.7 million ($90.4 million, net of tax, or $2.73 per diluted share) resulting from the cumulative effect of a change in the way the Company accounts for airframe and engine overhauls and a $7.4 million restructuring charge ($4.6 million, net of tax, or $0.13 per diluted share), primarily associated with a decision to terminate the lease at the Company’s Oakland heavy maintenance base. This quarter’s results also include $90.0 million ($56.2 million, net of tax, or $1.69 per diluted share) in mark-to-market gains on fuel hedges that settle in future periods compared to $0.4 million ($0.3 million, net of tax, or $0.01 per diluted share) in 2004. Without these items, and excluding the impairment charge of $2.4 million ($1.6 million, net of tax, or $.06 per diluted share) in the first quarter of 2004, the net loss would have been $41.7 million, or $1.54 per share during the first quarter of 2005 compared to a loss of $41.4 million, or $1.54 per diluted share in the first quarter of 2004.

     “Making excuses for our results would be easy based on the current environment of extremely high fuel prices, very little pricing power and a seasonally soft first quarter,” said Bill Ayer, Alaska Air Group’s chairman and chief executive officer. “But these realities, along with the cost reductions achieved by others in the industry mean that we simply must have lower costs.”

     Alaska Airlines’ passenger traffic in the first quarter increased 8.9 percent on a capacity increase of 3.7 percent. Alaska’s load factor increased 3.5 percentage points to 72.6 percent compared to the same period in 2004. Alaska’s operating revenue per available seat mile (ASM) increased 2.6 percent, while its operating cost per ASM excluding fuel and restructuring charges decreased 0.7 percent. Alaska’s pretax income for the quarter was $15.4 million. Excluding the restructuring charges of $7.4 million and the gains on fuel hedges that settle in future periods of $77.7 million in 2005 and $0.4 million in 2004, Alaska’s pretax loss was $54.9 million for the quarter, compared to a pretax loss of $53.6 million in 2004.

     Horizon Air’s passenger traffic in the first quarter increased 20.0 percent on a 13.0 percent capacity increase. Horizon’s load factor increased by 4.0 percentage points to 69.0 percent compared to the same period in 2004. Horizon’s operating revenue per available seat mile (ASM) decreased 2.8 percent, while its operating cost per ASM excluding fuel and impairment charge decreased 4.4 percent. The decrease in Horizon’s revenue per ASM and cost per ASM excluding fuel is largely due to the addition of Horizon’s contract flying for Frontier Airlines, which began in January 2004. This flying represented 23.0 percent of Horizon’s capacity during the first quarter and 10.1 percent of its passenger revenues compared to 16.2% of its capacity and 7.4% of its passenger revenues in the first quarter of 2004. Horizon’s pretax income for the quarter was $4.6 million, compared to a pretax loss of $10.4 million in 2004. Excluding gains on fuel hedges that settle in future periods of $12.3 million and the impairment charge in 2004, Horizon’s pretax loss was $7.7 million for the quarter, compared to $8.0 million in the first quarter of 2004.

     Alaska Air Group had cash and short-term investments at March 31, 2005 of approximately $764 million compared to $874 million at December 31, 2004.

     A summary of financial and statistical data for Alaska Airlines and Horizon Air as well as a reconciliation of the reported non-GAAP financial measures can be found on pages 6 through 10.

     A conference call regarding the first quarter 2005 results will be simulcast via the internet at 8:30 a.m. Pacific Time. It may be accessed through the Company’s website at www.alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at www.alaskaair.com.

     This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: changes in our operating costs including fuel, which can be volatile; the competitive environment and other trends in our industry; our ability to meet our cost reduction goals; the outcome of the arbitration with the Air Line Pilots Association; other labor disputes; economic conditions; our reliance on automated systems; actual or threatened terrorist attacks, global instability and potential U.S. military actions or activities; changes in laws and regulations; liability and other claims asserted against us; failure to expand our business; interest rates and the availability of financing; our ability to attract and retain qualified personnel; changes in our business plans; our significant indebtedness; downgrades of our credit ratings; and inflation. For a discussion of these and other risk factors, see Item 7 of the Company’s Annual Report for the year ended December 31, 2004 on Form 10-K. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

# # #

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Millions Except Per Share Amounts)

	Three Months
	Ended March 31
	2005	2004
Operating Revenues:
Passenger	$587.0	$553.3
Freight and mail	20.3	18.6
Other — net	35.2	26.1

Total Operating Revenues	642.5	598.0

Operating Expenses:
Wages and benefits	244.7	241.8
Contracted services	30.6	27.5
Aircraft fuel	146.7	107.8
Aircraft maintenance	61.2	50.8
Aircraft rent	46.1	47.8
Food and beverage service	11.5	11.6
Other selling expenses and commissions	37.4	38.4
Depreciation and amortization	34.2	36.1
(Gain) loss on sale of assets	(0.2)	0.4
Landing fees and other rentals	52.2	42.6
Other	51.6	49.3
Impairment of F-28 aircraft and spare engines	—	2.4
Restructuring charges, primarily write off of Oakland leasehold improvements	7.4	—

Total Operating Expenses	723.4	656.5

Operating Loss	(80.9)	(58.5)

Nonoperating Income (Expense):
Interest income	5.9	4.6
Interest expense	(14.1)	(12.7)
Interest capitalized	0.8	0.3
Other — net, including fuel hedging gains	105.3	0.1

	97.9	(7.7)

Income (loss) before income tax and accounting change	17.0	(66.2)
Income tax expense (benefit)	7.1	(23.5)

Income (loss) before accounting change	$9.9	$(42.7)
Cumulative effect of accounting change, net of tax	(90.4)	—

Net Loss	$(80.5)	$(42.7)

Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$0.36	$(1.59)
Cumulative effect of accounting change	(3.33)	—

Net Loss Per Share	$(2.97)	$(1.59)

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$0.34	$(1.59)
Cumulative effect of accounting change	(2.73)	—

Net Loss Per Share	$(2.39)	$(1.59)

Shares Used for Computation:
Basic	27.147	26.778
Diluted	33.158	26.778

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(In Millions)	2005	2004
Cash and marketable securities	$764	$874

Total current assets	$1,234	$1,242
Property and equipment-net	1,824	1,908
Other assets	243	185

Total assets	$3,301	$3,335

Current liabilities	$1,056	$957
Long-term debt and capital lease obligations	980	990
Other liabilities and credits	680	723
Shareholders’ equity	585	665

Total liabilities and shareholders’equity	$3,301	$3,335

Alaska Airlines Financial and Statistical Data

	Quarter Ended March 31
					%
Financial Data (in millions):	2005		2004		Change
Operating Revenues:
Passenger	$471.3		$449.3		4.9
Freight and mail	19.3		17.7		9.0
Other — net	32.7		24.3		34.6

Total Operating Revenues	523.3		491.3		6.5

Operating Expenses:
Wages and benefits	199.7		200.8		(0.5)
Contracted services	27.8		23.1		20.3
Aircraft fuel	127.6		93.6		36.3
Aircraft maintenance	50.1		43.5		15.2
Aircraft rent	28.4		29.5		(3.7)
Food and beverage service	10.9		11.2		(2.7)
Other selling expenses and commissions	32.7		33.9		(3.5)
Depreciation and amortization	30.3		32.8		(7.6)
Loss on sale of assets	—		0.8		NM
Landing fees and other rentals	40.6		33.2		22.3
Other	38.4		36.9		4.1
Restructuring charges, primarily write off of Oakland leasehold improvements	7.4		—		NM

Total Operating Expenses	593.9		539.3		10.1

Operating Loss	(70.6)		(48.0)		NM

Interest income	6.3		5.3
Interest expense	(11.5)		(10.8)
Interest capitalized	0.7		0.1
Other — net, including fuel hedging gains	90.5		0.2

	86.0		(5.2)

Income (Loss) Before Income Tax and Accounting Change	$15.4		$(53.2)		NM

Operating Statistics:
Revenue passengers (000)	3,851		3,592		7.2
RPMs (000,000)	3,897		3,580		8.9
ASMs (000,000)	5,370		5,178		3.7
Passenger load factor	72.6%		69.1%		3.5pts
Yield per passenger mile	12.09	¢	12.55	¢	(3.7)
Operating revenue per ASM	9.74	¢	9.49	¢	2.6
Operating expenses per ASM (a)	11.06	¢	10.42	¢	6.1
Operating expense per ASM excluding fuel and restructuring charges(a)	8.55	¢	8.61	¢	(0.7)
Raw fuel cost per gallon (a)	155.6	¢	116.6	¢	33.4
GAAP fuel cost per gallon (a)	151.5	¢	112.9	¢	34.2
Economic fuel cost per gallon (a)	132.9	¢	112.9	¢	17.7
Fuel gallons (000,000)	84.2		82.9		1.6
Average number of employees	9,219		9,984		(7.7)
Aircraft utilization (blk hrs/day)	10.7		10.4		2.9
Operating fleet at period-end	109		108		0.9

NM = Not Meaningful
(a)	See Note A on page 8.

Horizon Air Financial and Statistical Data

	Quarter Ended March 31
					%
Financial Data (in millions):	2005		2004		Change
Operating Revenues:
Passenger	$117.7		$106.5		10.5
Freight and mail	1.0		0.9		11.1
Other — net	2.5		2.9		(13.8)

Total Operating Revenues	121.2		110.3		9.9

Operating Expenses:
Wages and benefits	43.2		41.5		4.1
Contracted services	5.5		5.2		5.8
Aircraft fuel	19.1		14.2		34.5
Aircraft maintenance	11.1		7.3		52.1
Aircraft rent	17.7		18.3		(3.3)
Food and beverage service	0.6		0.4		50.0
Other selling expenses and commissions	6.7		6.5		3.1
Depreciation and amortization	3.6		3.0		20.0
Gain on sale of assets	(0.2)		(0.4)		NM
Landing fees and other rentals	11.8		9.9		19.2
Other	11.5		11.5		0.0
Impairment of F-28 aircraft and spare engines	—		2.4		NM

Total Operating Expenses	130.6		119.8		9.0

Operating Income (Loss)	(9.4)		(9.5)		NM

Interest income	0.3		—
Interest expense	(1.2)		(1.3)
Interest capitalized	0.1		0.2
Other — net, including fuel hedging gains	14.8		0.2

	14.0		(0.9)

Income (Loss) Before Income Tax and Accounting Change	$4.6		$(10.4)		NM

Operating Statistics:
Revenue passengers (000)	1,475		1,267		16.4
RPMs (000,000)	540		450		20.0
ASMs (000,000)	782		692		13.0
Passenger load factor	69.0%		65.0%		4.0pts
Yield per passenger mile	21.82	¢	23.67	¢	(7.8)
Operating revenue per ASM	15.50	¢	15.94	¢	(2.8)
Operating expenses per ASM(a)	16.69	¢	17.30	¢	(3.5)
Operating expense per ASM excluding fuel and impairment charges (a)	14.25	¢	14.91	¢	(4.4)
Raw fuel cost per gallon(a)	162.5	¢	121.7	¢	33.5
GAAP fuel cost per gallon(a)	158.5	¢	117.7	¢	34.8
Economic fuel cost per gallon(a)	137.7	¢	117.7	¢	17.0
Fuel gallons (000,000)	12.0		12.0		0.0
Average number of employees	3,363		3,344		0.6
Aircraft utilization (blk hrs/day)	8.4		7.7		8.3
Operating fleet at period-end	66		64		3.1

NM = Not Meaningful

(a)	See Note A on page 8.

Note A:

Pursuant to Item 10 of Regulation S-K, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor performance both with and without the cost of aircraft fuel (including the gains and losses associated with our fuel hedging program where appropriate), restructuring charges, and aircraft impairment charges. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond our control and we record changes in the fair value of our hedge portfolio in our income statement, it is our view that the measurement and monitoring of performance without fuel is important. In addition, we believe the disclosure of financial performance without impairment and restructuring charges is useful to investors. Finally, these non-GAAP financial measures are also more comparable to financial measures reported to the Department of Transportation by other major network airlines.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:
($ in millions)	Three Months Ended March 31,
Unit cost reconciliations:	2005	2004
Operating expenses	$593.9	$539.3
ASMs (000,000)	5,370	5,178

Operating expenses per ASM	11.06¢ ¢	10.42 ¢

Operating expenses	$593.9	$539.3
Less: aircraft fuel	(127.6)	(93.6)
Less: restructuring charges	(7.4)	—

Operating expense excluding fuel & restructuring charges	$458.9	$445.7
ASMs (000,000)	5,370	5,178

Operating expenses per ASM excluding fuel and restructuring charges	8.55 ¢	8.61 ¢

Reconciliation to GAAP pretax income (loss):

Pretax income (loss) reported GAAP amounts	$15.4	$(53.2)
Less: mark-to-market hedging gains included in nonoperating income (expense)	(77.7)	(0.4)
Add: restructuring charges	7.4	—

Pretax loss excluding restructuring charges and mark-to-market hedging gains	$(54.9)	$(53.6)

Aircraft fuel reconciliations:

	Three Months Ended March 31,
	2005		2004
	(000s)	Cost/Gal	(000s)	Cost/Gal
Fuel expense before hedge activities (“raw fuel”)	$131.0	$1.56	$96.7	$1.17
Less: gains on settled hedges included in fuel expense	(3.4)	(0.04)	(3.1)	(0.04)

GAAP fuel expense	$127.6	$1.52	$93.6	$1.13
Less: gains on settled hedges included in nonoperating income (expense)	(15.7)	(0.19)	—	—

Economic fuel expense	$111.9	$1.33	$93.6	$1.13

Fuel gallons (000,000)	84.2		82.9

Mark-to-market gains included in non-operating income related to hedges that settle in future periods	$77.7		$0.4

Horizon Air Industries, Inc.
($ in millions)	Three Months Ended March 31,

Unit cost reconciliations:	2005	2004
Operating expenses	$130.6	$119.8
ASMs (000,000)	782	692

Operating expenses per ASM	16.69¢	17.30¢

Operating expenses	$130.6	$119.8
Less: aircraft fuel	(19.1)	(14.2)
Less: impairment of aircraft and spare engines	—	(2.4)

Operating expenses excluding fuel and impairment charge	$111.5	$103.2
ASMs (000,000)	782	692

Operating expenses per ASM excluding fuel and impairment charge	14.25¢	14.91¢

Reconciliation to GAAP pretax income (loss):

Pretax income (loss) reported GAAP amounts	$4.6	$(10.4)
Less: mark-to-market hedging gains included in nonoperating income (expense)	(12.3)	—
Add: impairment of aircraft and spare engines	—	2.4

Pretax loss excluding impairment charge and mark-to-market hedging gains	$(7.7)	$(8.0)

Aircraft fuel reconciliations:

	Three Months Ended March 31,
	2005		2004
	(000s)	Cost/Gal	(000s)	Cost/Gal
Fuel expense before hedge activities (“raw fuel”)	$19.5	$1.63	$14.6	$1.22
Less: gains on settled hedges included in fuel expense	(0.4)	(0.04)	(0.4)	(0.04)

GAAP fuel expense	$19.1	$1.59	$14.2	$1.18
Less: gains on settled hedges included in nonoperating income (expense)	(2.5)	(0.21)	—	—

Economic fuel expense	$16.6	$1.38	$14.2	$1.18

Fuel gallons (000,000)	12.0		12.0

Mark-to-market gains included in non-operating income related to hedges that settle in future periods	$12.3		—

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net loss and diluted loss per share during 2005 and 2004 excluding the cumulative effect of the accounting change, restructuring and impairment charges, and mark-to-market gains of fuel hedges that settle in future periods, as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended March 31,
	2005		2004
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net loss and diluted EPS excluding the cumulative effect of the accounting change, restructuring and impairment charges, and mark-to-market hedging gains *	($41.7)	($1.54)	($41.4)	(1.54)
Effect of dilutive shares and interest on convertible bonds *	NA	$0.32	NA	NA
Cumulative effect of accounting change	(90.4)	(2.73)	—	—
Mark-to-market hedging gains, net of tax	56.2	1.69	0.3	0.01
Restructuring charges, primarily write off of Oakland leasehold improvements, net of tax	(4.6)	(0.13)	—	—
Impairment charges, net of tax	—	—	(1.6)	(0.06)

Reported GAAP amounts	($80.5)	($2.39)	($42.7)	($1.59)

*	Diluted loss per share excluding the impact of the accounting change, mark to market gain on fuel hedges, restructuring and impairment charges has been calculated using the weighted average number of shares oustanding (27.1 million at March 31, 2005). This share count excludes the dilutive impact of stock awards and the contingently convertible senior notes as the impact would have been antidilutive (and thus excluded) if calculated based on a net loss of $41.7 million.

In order to reconcile the diluted loss per share to the GAAP loss per share, the table above includes $0.32, which represents the impact of the additional shares that were used in the GAAP loss per share as well as $1.2 million of interest, net of tax, on the contingently convertible senior notes added back to earnings in order to derive the loss per share in accordance with GAAP.

The per share impact of the change in accounting, mark to market gain on fuel hedges, restructuring and impairment charges have been presented in the table above assuming 33.2 million fully diluted shares outstanding.

The following table summarizes Alaska Air Group, Inc.’s basic and diluted per share calculations for earnings before the accounting change and net loss (in millions except per share amounts):

	Three Months Ended March 31,
	2005	2004
Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$9.9	$(42.7)
Weighted average shares outstanding	27.147	26.778

Income (loss) per share before accounting change	$0.36	$(1.59)

Cumulative effect of accounting change, net of tax	$(90.4)	NA
Weighted average shares outstanding	27.147	NA

Per share cumulative effect of accounting change	$(3.33)	NA

Net loss	$(80.5)	$(42.7)
Weighted average shares outstanding	27.147	26.778

Net loss per share	$(2.97)	$(1.59)

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$9.9	$(42.7)
Interest on convertible notes, net of tax	1.2	—

Income (loss) before accounting change for diluted calculation	$11.1	$(42.7)
Weighted average shares outstanding	33.158	26.778

Income (loss) per share before accounting change	$0.34	$(1.59)

Cumulative effect of accounting change, net of tax	$(90.4)	NA

Weighted average shares outstanding	33.158	NA

Per share cumulative effect of accounting change	$(2.73)	NA

Net loss	$(80.5)	$(42.7)
Interest on convertible notes, net of tax	1.2	—

Net loss for diluted calculation	$(79.3)	$(42.7)
Weighted average shares outstanding	33.158	26.778

Net loss per share	$(2.39)	$(1.59)

Forecasted Financial Measures

During our quarterly earnings conference call, we expect to discuss forward-looking forecasted unit cost information for 2005. This forecasted unit cost information includes non-GAAP unit cost estimates which are summarized in the following table together with the most directly comparable GAAP unit cost for Horizon Air Industries, Inc.:

	Horizon Air
			Forecast of total
	Forecast of cost	Forecast of fuel	operating cost per
	per available seat	cost per available	available seat
	mile, excluding	seat mile	mile, as reported
	fuel (cents)	(See Note 1)	on a GAAP basis (cents)
Second quarter 2005	13.2	2.9	16.1
Third quarter 2005	12.0	2.8	14.8
Fourth quarter 2005	12.8	2.8	15.6
Total 2005	13.0	2.8	15.8

Note 1: Our forecast of fuel costs is based on anticipated gallons consumed and estimated fuel cost per gallon for Horizon. The estimate also excludes the benefit from settled hedges recorded in other non-operating income as it does not impact our operating cost per available seat mile as presented on a GAAP basis. Given the volatility of fuel prices, readers should be cautioned that actual fuel expense will likely differ from the forecast above.